UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

PHAZAR CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(940) 325-3301

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On July 31, 2013, the merger (the “Merger”) of Antenna Products Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of QAR Industries, Inc. (“Parent”), with and into PHAZAR CORP. (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of March 13, 2013 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company, was completed.  As a result of the Merger, the Company is now a wholly owned subsidiary of Parent, which was formed and is controlled by Robert E. Fitzgerald, President and Chief Executive Officer of the Company.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 31, 2013, in connection with the Merger, the Company requested that the NASDAQ Stock Market, LLC (“NASDAQ”) suspend the trading of the Company’s common stock on NASDAQ as of the close of business on July 31, 2013.  On July 31, 2013, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist the Company’s common stock and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Company’s common stock, requesting that the Company’s common stock be deregistered under Section 12(g) of the Exchange Act, and that the reporting obligations of the Company with respect to its common stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 5.01	Changes in Control of Registrant

On July 31, 2013, Parent completed the acquisition of 100% ownership of the Company through the Merger of Merger Sub with and into the Company.  The Company is the surviving corporation in the Merger and is a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of common stock of the Company that was outstanding immediately prior to the effective time, other than shares held by Mr. Fitzgerald and by Concorde Equity II, LLC, a Delaware limited liability company controlled by Mr. Fitzgerald (“Concorde”), converted into the right to receive $1.25 in cash, for aggregate consideration of approximately $2,541,231, which consideration was funded by a loan to Parent from Concorde.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, the following members of the Company’s board of directors resigned as of the effective time of the Merger: Gary W. Havener, James W. Kenney, Thomas B. Reynolds and Michael F. Young.  Robert E. Fitzgerald remains a director of the Company and President and Chief Executive Officer of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, at the effective time of the Merger, the certificate of incorporation and bylaws of the Company, as in effect immediately prior to the effective time of the Merger, were amended and restated to read in the forms of the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger, except that the name of the Company remains “PHAZAR CORP.”  Copies of the amended and restated certificate of incorporation and bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of March 13, 2013, by and among QAR Industries, Inc., Antenna Products Acquisition Corp. and PHAZAR CORP. (filed as an exhibit to the Current Report on Form 8-K filed by the Company on March 19, 2013 and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of PHAZAR CORP.
3.2	Amended and Restated Bylaws of PHAZAR CORP.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP

Date: August 1, 2013	/s/ Deborah Inzer
Deborah Inzer
Vice President and Chief Financial Officer

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